EXHIBIT 5.1

April 28, 2010

Cord Blood America, Inc.
1857 Helm Drive,
Las Vegas, NV 89119

        Re:    Cord Blood America, Inc. Amended Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as special counsel to Cord Blood America, Inc., a Florida corporation (the "Company"), solely in order to render this legal opinion (we have not advised the Company in connection with the preparation of its Registration Statement). We refer to the above-captioned amended registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Cord Blood America, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission on or about April 29, 2010.

       We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable

        This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

        We hereby consent to the use of our name under the heading "Validity of Securities" in the Registration Statement. We consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. In giving the foregoing consent, we do hereby specifically declare that we are not in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
THE LAW OFFICES OF DAVIS & ASSOCIATES